                                 Exhibit 10.5
                                 ------------

          FIRST AMENDMENT TO THE LOAN AND SECURITY AGREEMENT DATED AS
                               OF OCTOBER 3, 1997
             AMONG C. D. SMITH DRUG COMPANY, GENERAL DRUG COMPANY,
            SBS PHARMACEUTICALS, INC., JAMES BRUDNICK COMPANY, INC.,
        LASALLE BUSINESS CREDIT, INC., AS A LENDER AND AS AGENT FOR THE
             LENDERS, HELLER FINANCIAL, INC., AS A LENDER, AMERICAN
                 NATIONAL BANK & TRUST COMPANY OF CHICAGO, AS A
                      LENDER, AND CERTAIN OTHER FINANCIAL
                        INSTITUTIONS SIGNATORIES THERETO

     THIS FIRST AMENDMENT is made as of the 24th day of December, 1997 to the Loan and Security Agreement dated October 3, 1997 ("Loan Agreement;" unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement) among C. D. Smith Drug Company, General Drug Company, SBS Pharmaceuticals, Inc., James Brudnick Company, Inc. (collectively, "Borrowers"), Heller Financial, Inc., as a Lender, American National Bank & Trust Company of Chicago, as a Lender, certain financial institutions signatories thereto from time to time (collectively, "Lenders"), and LaSalle Business Credit, Inc. (individually as a Lender and, in its capacity as agent for Lenders, "Agent").

     WHEREAS, Borrowers have requested that Agent and Lenders amend the Loan Agreement in certain respects, and Agent and Lenders have agreed to do so subject to the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants herein contained, and such other consideration as the parties mutually agree, the parties hereto agree as follows:

     1.   Amendment.  Borrowers, Agent and Lenders agree to amend the Loan
          ---------
Agreement as follows:

     (a) Section 1 of EXHIBIT A-SPECIAL PROVISIONS of the Loan Agreement is hereby amended to (i) delete the reference to "Ninety Million Dollars ($90,000,000)" contained in the proviso and to replace it therein with a reference to "Ninety-Five Million Dollars ($95,000,000) from December 24, 1997 through and including December 30, 1997; and Ninety Million Dollars ($90,000,000) at all times on and after December 31, 1997"; and (ii) delete the reference to "Ninety-Two Million Nine-Hundred Sixty-Four Thousand Four Hundred Sixty-Six and 61/100 Dollars ($92,964,466.61)" contained in the proviso and to replace it therein with a reference to "Ninety-Seven Million Nine-Hundred Sixty-Four Thousand Four Hundred Sixty-Six and 61/100 Dollars ($97,964,466.61) from December 24, 1997 through and including December 30, 1997; and Ninety-Two Million Nine-Hundred Sixty-Four Thousand Four Hundred Sixty-Six and 61/100 Dollars ($92,964,466.61) at all times on and after December 31, 1997".


     2.   Representations and Warranties of Borrowers.  Each Borrower represents
          -------------------------------------------
and warrants that, as of the date hereof, after giving effect to the consummation of the transactions contemplated hereby and the other agreements executed in connection herewith:

     (a) Such Borrower has the right and power and is duly authorized to enter into this Agreement and all other agreements executed in connection herewith;

     (b) No Event of Default or an event or condition which upon notice, lapse of time or both will constitute an Event of Default has occurred and is continuing;

     (c) The execution, delivery and performance by such Borrower of this Agreement and the other agreements to which such Borrower is a party (i) have been duly authorized by all necessary action on its part; (ii) do not and will not, by the lapse of time, giving of notice or otherwise, violate the provisions of the terms of its Articles of Certificate of Incorporation or By-Laws, or of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which such Borrower is a party, or which purports to be binding on such Borrower or any of its properties; (iii) do not and will not, by lapse of time, the giving of notice or otherwise, contravene any governmental restriction to which such Borrower or any of its properties may be subject, and (iv) do not and will not, except as contemplated in the Loan Agreement, result in the imposition of any lien, charge, security interest or encumbrance upon any of such Borrower's properties under any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which such Borrower is a party or which purports to be binding on such Borrower or any of its properties;

     (d) No consent, license, registration or approval of any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other agreements executed by any Borrower in connection herewith;

     (e) This Agreement and the other agreements executed by any Borrower in connection herewith have been duly executed and delivered by such Borrower and are enforceable against such Borrower in accordance with their terms; and

     (f) All information, reports and other papers and data heretofore furnished to Agent by each Borrower in connection with this Agreement, the Loan Agreement and Other Agreements are accurate and correct in all material respects and complete insofar as may be necessary to give Agent true and accurate knowledge of the subject matter thereof. Each Borrower has disclosed to Agent every fact of which it is aware which would reasonably be expected to materially and adversely affect the business, operations or financial condition of such Borrower or the ability of such Borrower to perform its obligations under this Agreement, the Loan Agreement or under any of the Other Agreements. None of the information furnished to Agent by or on behalf of any Borrower contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading.

     3.   Conditions Precedent.  The amendments to the Loan Agreement set forth
          --------------------
in this Agreement shall become effective as of the date of this Agreement upon the satisfaction of the following conditions precedent in form and substance satisfactory to Agent:

     (a) Agent shall have received the reaffirmation of each of the Guarantees executed by H.S.S. Consulting Services Incorporated and C.D.S. Transportation, Inc., respectively, both dated as of October 3, 1997.

     (b) No Event of Default or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing, and, after giving effect to the amendments contained herein, no Event of Default or event which, with the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing.

     (c) Borrowers shall have executed and delivered all such other documents, instruments and agreements as Agent shall require.

     4.   Fees and Expenses.  Borrowers agree to pay all legal fees and other
          -----------------
expenses, whether for in-house or outside counsel, incurred by Agent and Lenders in connection with this Agreement and the transactions contemplated hereby.

     5.   Loan Agreement Remains in Force.  Except as specifically amended
          -------------------------------
hereby, all of the terms and conditions of the Loan Agreement shall remain in full force and effect and this Agreement shall not be a waiver of any rights or remedies which Agent or Lenders have provided for in the Loan Agreement and all such terms and conditions are herewith ratified, adopted, approved and accepted.

     6.   No Novation.  This Agreement and all other agreements executed by any
          -----------
Borrower on the date hereof are not intended to nor shall be construed to create a novation or accord and satisfaction, and shall only be a modification and extension of the existing Obligations of such Borrower to Lenders.

     7.   Security Interest Extended.  It is the express intent of Lenders and
          --------------------------
Borrowers that the security interests granted to Agent, for the benefit of Agent and Lenders, in the Collateral pursuant to the Loan Agreement extend to and secure (among other things) the repayment of all amounts advanced to Borrowers hereunder and all other obligations.

     8.   Additional Documents.  Upon the request of Agent, Borrowers will cause
          --------------------
to be done, executed, acknowledged and delivered all such further acts, conveyances and assurances as Agent from time to time may reasonably request of Borrowers for accomplishing the transaction referred to herein.

     9.   Entire Agreement.  This Amendment and the other documents it refers to
          ----------------
comprise the entire agreement relating to the subject matter they cover and supersede any and all prior written or oral agreements among Agent, Lenders and Borrowers relating thereto.

     10.  Severability.  Any provision of this Agreement that is prohibited or
          ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     11.  Maximum Loan Amount.  The Maximum Loan Amount of each Lender shall be
          -------------------
as follows: (a) LaSalle Business Credit, Inc.: $34,737,466.61 from December 24, 1997 through and including December 30, 1997; and $32,964,466.61 at all times on and after December 31, 1997; (b) Heller Financial, Inc.: $31,613,500 from December 24, 1997 through and including December 30, 1997; and $30,000,000 at all times on and after December 31, 1997; (c) American National Bank & Trust Company of Chicago: $31,613,500 from December 24, 1997 through and including December 30, 1997; and $30,000,000 at all times on and after December 31, 1997.

     Except as expressly provided for herein, the terms and conditions of the Loan Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, Borrowers and Lenders have caused this Agreement to be duly executed in their proper duly authorized officers as of the day and year first set forth above.

C. D. SMITH DRUG COMPANY               LASALLE BUSINESS CREDIT, INC., AS
                                       AGENT AND LENDER


By /s/ Jeanne Mathiesen                By /s/ Catherine Saccani
   -------------------------------        --------------------------------------
Its CFO                                Its Vice President
   -------------------------------         -------------------------------------


SBS PHARMACEUTICALS, INC.              AMERICAN NATIONAL BANK & TRUST
                                       COMPANY OF CHICAGO


By /s/ Jeanne Mathiesen                By     /s/ M. Martha Gaskin
   -------------------------------        --------------------------------------
Its Treasurer                          Its    Vice-President
    ------------------------------         -------------------------------------



GENERAL DRUG COMPANY                   HELLER FINANCIAL, INC., AS A
                                       LENDER


By /s/ Jeanne Mathiesen                By      /s/ Elizabeth Geannopulos
   -------------------------------        --------------------------------------
Its Treasurer                          Its     Vice President
    ------------------------------         -------------------------------------



JAMES BRUDNICK COMPANY, INC.



By /s/ Jeanne Mathiesen
   -------------------------------
Its Treasurer
    ------------------------------